Execution Version

SEVENTEENTH SUPPLEMENTAL INDENTURE
This Seventeenth Supplemental Indenture (this “Supplemental Indenture”), dated as of December 1, 2017, is by and between Energy Transfer Partners, L.P., a Delaware limited partnership (formerly, Sunoco Logistics Partners, LP), as successor entity under the Indenture referred to below (in such capacity, the “Successor Entity”), and U.S. Bank National Association, as trustee (the “Trustee”).
WITNESSETH
WHEREAS, Energy Transfer, LP, a Delaware limited partnership (formerly, Energy Transfer Partners, L.P.) (“ETLP”) and the Trustee have heretofore executed and delivered an indenture, dated as of January 18, 2005 (the “Base Indenture”);
WHEREAS, the series of Debt Securities of ETLP listed on Annex A hereto (collectively, the “Notes”) have been issued pursuant to the Base Indenture and each applicable supplemental indenture listed therein and are outstanding as of the date of this Supplemental Indenture (the Base Indenture, as so supplemented by the applicable supplemental indentures listed on Annex A hereto and as further amended, supplemented or otherwise modified to date solely with respect to each series of Notes, the “Indentures” and, each, an “Indenture”);
WHEREAS, the Notes are the only series of securities outstanding under each of the Indentures;
WHEREAS, ETLP assigned all or substantially all of its properties and assets (the “Assignment”) to the Successor Entity pursuant to that certain Assignment Agreement dated as of December 1, 2017 by and between ETLP and the Successor Entity;
WHEREAS, Section 5.01 of each of the Indentures provides that ETLP may, among other things, sell, lease, convey, transfer or otherwise dispose of all or substantially all of the properties or assets of ETLP and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person if, among other things, the Person to which such sale, lease, conveyance, transfer or other disposition of such properties or assets is made expressly assumes ETLP’s obligations under the Notes and the Indenture;
WHEREAS, Section 9.01(2) of each of the Indentures provides that, without the consent of any Holders, the applicable Indenture may be amended to comply with Section 5.01;
WHEREAS, the Successor Entity desires and has requested the Trustee to join in entering into this Supplemental Indenture for the purpose of evidencing the assumption by the Successor Entity of ETLP’s obligations to the Holders of each series of Notes under each applicable Indenture;
WHEREAS, the Successor Entity has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that (i) the Assignment complies with all conditions precedent provided in each applicable Indenture, including the provisions of Article Five in such Indenture, (ii) all conditions precedent provided in the applicable Indenture relating to the execution and delivery of this Supplemental Indenture have been complied with and (iii) the

Assignment and Supplemental Indenture comply with the Indenture, are authorized or permitted by the terms of the Indenture, and are valid and binding upon the Successor Entity pursuant to the respective terms thereof;
WHEREAS, the Successor Entity has been authorized by Board Resolutions or equivalent partnership or corporate action to enter into this Supplemental Indenture;
WHEREAS, pursuant to Section 9.01 of each applicable Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture by the Successor Entity to make this Supplemental Indenture valid and binding on the Successor Entity have been complied with or have been done or performed.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Successor Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of each series of Notes as follows:
ARTICLE ONE
Section 1.01. CAPITALIZED TERMS. Terms used herein and not defined herein shall have the meanings assigned to them in the applicable Indenture.
ARTICLE TWO
Section 2.01. EFFECTIVENESS OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture shall become effective as of the date hereof upon its execution by the Successor Entity and the Trustee.
Section 2.02. ASSUMPTION OF OBLIGATIONS. The Successor Entity hereby expressly assumes the obligations of ETLP under each applicable Indenture and each series of Notes.
Section 2.03. NOTICES. All notices or other communications to the Successor Entity shall be given as provided in the Indentures addressed as follows:
Energy Transfer Partners, L.P.
8111 Westchester Drive, Suite 600
Dallas, Texas 75225
Attn: Ashton Hayse

ARTICLE THREE
Section 3.01. RATIFICATION OF THE INDENTURES; SUPPLEMENTAL INDENTURE. Each of the Indentures is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Supplemental Indenture by the Successor Entity and the Trustee, this
Supplemental Indenture shall form a part of each applicable Indenture for all purposes, and the Successor Entity, the Trustee and every Holder of each series of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the applicable Indenture, whether within the indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Supplemental Indenture (whether or not made), unless the context shall require otherwise.
Section 3.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 3.03. THE TRUSTEE. The Trustee shall not be responsible in any manner for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals or statements contained herein, all of which are made by the Successor Entity and the Trustee assumes no responsibility for their correctness.
Section 3.04. SUCCESSORS. All covenants and agreements of the Trustee in this Supplemental Indenture shall bind its successors and assigns. All covenants and agreements of the Successor Entity in this Supplemental Indenture shall bind its successors and assigns.
Section 3.05. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e. “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e. “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.
Section 3.06. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
Section 3.07. SEVERABILITY. If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture or the applicable Indenture shall not in any way be affected or impaired thereby. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the applicable Indenture and shall, to the extent applicable, be governed by such provisions. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

SUCCESSOR ENTITY:
ENERGY TRANSFER PARTNERS, L.P.
By: Energy Transfer Partners GP, L.P., its general partner

By: Energy Transfer Partners, L.L.C., its general partner
By: /s/Thomas E. Long
Name: Thomas E. Long
Title: Chief Financial Officer

TRUSTEE:
U.S. BANK NATIONAL ASSOCIATION, as Trustee
By: /s/Susan C. Chadbourne
Name: Susan C. Chadbourne
Title: Vice President

Seventeenth Supplemental Indenture to
U.S. Bank Indenture

Annex A
ETLP Senior Notes

•	6.625% Senior Notes due 2036 (issued pursuant to the Fifth Supplemental Indenture, dated as of October 23, 2006)

•	6.70% Senior Notes due 2018 (issued pursuant to the Sixth Supplemental Indenture, dated as of March 28, 2008 (the “Sixth Supplemental Indenture”))

•	7.50% Senior Notes due 2038 (issued pursuant to the Sixth Supplemental Indenture)

•	9.70% Senior Notes due 2019 (issued pursuant to the Seventh Supplemental Indenture, dated as of December 23, 2008)

•	9.00% Senior Notes due 2019 (issued pursuant to the Eighth Supplemental Indenture, dated as of April 7, 2009)

•	4.65% Senior Notes due 2021 (issued pursuant to the Ninth Supplemental Indenture, dated as of May 12, 2011 (the “Ninth Supplemental Indenture”))

•	6.05% Senior Notes due 2041 (issued pursuant to the Ninth Supplemental Indenture)

•	5.20% Senior Notes due 2022 (issued pursuant to the Tenth Supplemental Indenture, dated as of January 17, 2012 (the “Tenth Supplemental Indenture”))

•	6.50% Senior Notes due 2042 (issued pursuant to the Tenth Supplemental Indenture)

•	3.60% Senior Notes due 2023 (issued pursuant to the Eleventh Supplemental Indenture, dated as of January 22, 2013 (the “Eleventh Supplemental Indenture”))

•	5.15% Senior Notes due 2043 (issued pursuant to the Eleventh Supplemental Indenture)

•	7.60% Senior Notes due 2024 (issued pursuant to the Twelfth Supplemental Indenture, dated as of June 24, 2013 (the “Twelfth Supplemental Indenture”))

•	8.25% Senior Notes due 2029 (issued pursuant to the Twelfth Supplemental Indenture)

•	4.15% Senior Notes due 2020 (issued pursuant to the Thirteenth Supplemental Indenture, dated as of September 19, 2013 (the “Thirteenth Supplemental Indenture”))

•	4.90% Senior Notes due 2024 (issued pursuant to the Thirteenth Supplemental Indenture)

•	5.95% Senior Notes due 2043 (issued pursuant to the Thirteenth Supplemental Indenture)

•	4.05% Senior Notes due 2025 (issued pursuant to the Fourteenth Supplemental Indenture, dated as of March 12, 2015 (the “Fourteenth Supplemental Indenture”))

•	4.90% Senior Notes due 2035 (issued pursuant to the Fourteenth Supplemental Indenture)

•	5.15% Senior Notes due 2045 (issued pursuant to the Fourteenth Supplemental Indenture)

•	2.50% Senior Notes due 2018 (issued pursuant to the Fifteenth Supplemental Indenture, dated as of June 23, 2015 (the “Fifteenth Supplemental Indenture”))

•	4.75% Senior Notes due 2026 (issued pursuant to the Fifteenth Supplemental Indenture)

•	6.125% Senior Notes due 2045 (issued pursuant to the Fifteenth Supplemental Indenture)

•	4.20% Senior Notes due 2027 (issued pursuant to the Sixteenth Supplemental Indenture, dated as of January 17, 2017 (the “Sixteenth Supplemental Indenture”))

•	5.30% Senior Notes due 2047 (issued pursuant to the Sixteenth Supplemental Indenture)